                                                                     Exhibit h.5

                                     Form of

                        ADDITIONAL COMPENSATION AGREEMENT

     ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of August __, 2003, between ______ ("Qualifying Underwriter") and PIMCO Advisors Fund Management LLC (including any successor by merger or otherwise, "PIMCO Advisors").

     WHEREAS, PIMCO Floating Rate Income Fund (including any successor by merger or otherwise, the "Fund") is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, PIMCO Advisors is the investment advisor of the Fund;

     WHEREAS, Qualifying Underwriter is acting as an underwriter in an offering of the Fund's common shares;

     WHEREAS, PIMCO Advisors desires to provide additional compensation to Qualifying Underwriter for acting as underwriter in an offering of the Fund's common shares; and

     WHEREAS, PIMCO Advisors desires to retain Qualifying Underwriter to provide after-market support services designed to maintain the visibility of the Fund on an ongoing basis, and Qualifying Underwriter is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. (a) PIMCO Advisors hereby employs Qualifying Underwriter, for the period and on the terms and conditions set forth herein, to provide the following services from time to time at the reasonable request of PIMCO Advisors:

          (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

          (2) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of PIMCO Advisors in connection therewith; and

          (3) information to and consult with PIMCO Advisors with respect to applicable strategies designed to address market value discounts, if any.

     (b) At the request of PIMCO Advisors, Qualifying Underwriter shall limit or cease any action or service provided hereunder to the extent and for the time period requested by PIMCO Advisors; provided, however, that pending termination of this Agreement as provided for in Section 5 hereof, any such limitation or cessation shall not relieve PIMCO Advisors of its payment obligations pursuant to Section 2 hereof.

     (c) Qualifying Underwriter will promptly notify PIMCO Advisors if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published, provided by Qualifying Underwriter to PIMCO Advisors in connection with the performance of services by Qualifying Underwriter under this Agreement.

2. PIMCO Advisors shall pay Qualifying Underwriter a fee computed weekly and payable quarterly in arrears commencing _______, 2003 at an annualized rate of 0.10% of the Fund's average weekly total managed assets (including any assets attributable to any preferred shares that may be outstanding) multiplied by ____%, which corresponds to the percentage of common shares sold by such underwriter, for a term as described in Section 5 hereof; provided that the sum total amount of the fees hereunder, any fees payable by PIMCO Advisors to Merrill Lynch, Pierce, Fenner & Smith Incorporated as described under "Underwriting" in the Fund's definitive Prospectus, plus the amount of the expense reimbursement of $0.00667 per Common Share payable by the Fund to the Underwriters pursuant to the Purchase Agreement, dated December 23, 2002, by and among the Fund, PIMCO Advisors and each of the Underwriters named therein, the "Purchase Agreement"), shall not exceed 4.5% of the total price (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement), to the public of the Fund's common shares sold under the Purchase Agreement. All quarterly fees payable hereunder shall be paid to Qualifying Underwriter within 15 days following the end of each calendar quarter.

3. PIMCO Advisors acknowledges that the services of Qualifying Underwriter provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Qualifying Underwriter, and Qualifying Underwriter is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

4. Nothing herein shall be construed as prohibiting Qualifying Underwriter or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as Qualifying Underwriter's services to PIMCO Advisors are not impaired thereby.

5. The term of this Agreement shall commence upon the date referred to above and shall be in effect so long as PIMCO Advisors acts as the investment manager to the Fund pursuant to the Investment Management Agreement (as such term is defined in the Purchase Agreement) or other subsequent advisory agreement.

6. PIMCO Advisors will furnish Qualifying Underwriter with such information as Qualifying Underwriter believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). PIMCO Advisors recognizes and confirms that Qualifying Underwriter (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of PIMCO Advisors' knowledge, the Information to be furnished by PIMCO Advisors when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. PIMCO Advisors will promptly notify Qualifying Underwriter if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Qualifying Underwriter.

7. It is understood that Qualifying Underwriter is being engaged hereunder solely to provide the services described above to PIMCO Advisors and that Qualifying Underwriter is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. PIMCO Advisors agrees that Qualifying Underwriter shall have no liability to PIMCO Advisors or the Fund for any act or omission to act by Qualifying Underwriter in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Qualifying Underwriter. PIMCO Advisors agrees to the indemnification and other agreement set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

10. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and PIMCO Advisors and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of Qualifying Underwriter and PIMCO Advisors waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. PIMCO Advisors agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon PIMCO Advisors and may be enforced in any other courts to the jurisdiction of which PIMCO Advisors is or may be subject, by suit upon such judgment.

11. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Qualifying Underwriter and PIMCO Advisors.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to PIMCO Advisors:

         PIMCO Advisors Fund Management LLC
         1345 Avenue of the Americas
         New York, New York 10105
         Attention: Brian Shlissel

         With a copy to:
         PIMCO Advisors Fund Management LLC
         2187 Atlantic Street
         Stamford, CT  06902

         or if to Qualifying Underwriter:

         Qualifying Underwriter
         [               ]
         Attention:

         or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     IN WITHESS WHEREOF, the parties hereto have duly executed this Additional Compensation Agreement as of the date first above written.

PIMCO ADVISORS FUND MANAGEMENT LLC                  [Qualifying Underwriter]


By:                                           By:
   ----------------------------------            -------------------------------
   Name:                                         Name:
   Title:                                        Title:

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                            Indemnification Agreement

                                                                 August __, 2003

Qualifying Underwriter

[                    ]


Ladies and Gentlemen:

     In connection with the engagement of _____________ ("Qualifying Underwriter") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Agreement dated August __, 2003 between the Company and Qualifying Underwriter (the "Agreement"), in the event that Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Qualifying Underwriter. In addition, in the event that Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Qualifying Underwriter for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by Qualifying Underwriter in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Qualifying Underwriter, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Qualifying Underwriter has been retained to perform financial services bears to the fees paid to Qualifying Underwriter under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Qualifying Underwriter, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Qualifying Underwriter is an actual or potential party to such Proceeding, without Qualifying Underwriter's prior written consent. For purposes of this Indemnification Agreement, Qualifying Underwriter shall include Qualifying Underwriter, any of its affiliates, each other person, if any, controlling Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Qualifying Underwriter's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of Qualifying Underwriter in performing the services that are the subject of the Agreement.

     Notwithstanding any provision contained herein, in no event shall Qualifying Underwriter be entitled to indemnification by the Company hereunder from and against any losses, claims, damages, liabilities or expenses in respect of which indemnity may be sought under the Purchase Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND QUALIFYING UNDERWRITER CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF QUALIFYING UNDERWRITER AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Qualifying Underwriter's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                           Very truly yours,

                                           PIMCO ADVISORS FUND MANAGEMENT LLC

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

Accepted and agreed to as of the date first above written:

[Qualifying Underwriter]


By
   -------------------------------
   Name:
   Title:

By:
   -------------------------------
   Name:
   Title: